Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Louis Eber, Mark Shelton, David Kelly, Gordon S. Kiesling and Sarah Starkweather, and each of them, each with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration of an unspecified aggregate initial principal offering price or number of securities issued by UBS AG or UBS Americas Inc., and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or their substitutes may or shall lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Sergio P. Ermotti Sergio P. Ermotti	Group Chief Executive Officer (principal executive officer)	20 October 2011

/s/ Tom Naratil Tom Naratil	Group Chief Financial Officer (principal financial officer and principal accounting officer)	20 October 2011

/s/ Kaspar Villiger Kaspar Villiger	Chairman and Member of Board of Directors

/s/ Michel Demaré Michel Demaré	Member of Board of Directors

/s/ Rainer-Marc Frey Rainer-Marc Frey	Member of Board of Directors

/s/ Bruno Gehrig Bruno Gehrig	Member of Board of Directors

/s/ Ann F. Godbehere Ann F. Godbehere	Member of Board of Directors

/s/ Axel P. Lehmann Axel P. Lehmann	Member of Board of Directors

/s/ Wolfgang Mayrhuber Wolfgang Mayrhuber	Member of Board of Directors

/s/ Helmut Panke Helmut Panke	Member of Board of Directors

/s/ William G. Parrett William G. Parrett	Member of Board of Directors

/s/ David Sidwell David Sidwell	Member of Board of Directors

/s/ Joseph Yam Joseph Yam	Member of Board of Directors

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